UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: September 23, 2003

(Date of Earliest Event Reported)

ACTIONVIEW INTERNATIONAL, INC.
(Exact name of Registrant as Specified in its Charter)

145 Tyee Drive - #388, Point Roberts Washington USA 98281
(Address of Principal Executive Offices)

(604) 878-0200
(Registrant's Telephone Number)

Acquisition Media, Inc.
(formerly Inform Media Group, Inc.)
145 Tyee Drive - #388, Point Roberts Washington USA 98281
(Former name and former address)

Nevada	033-90355	87-0542172
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Share Purchase Agreement with ActionView Advertising Systems, Inc.

The Company has closed its acquisition of ActionView Advertising Systems, Inc. and certain intellectual property rights held by the principals of ActionView Advertising Systems, Inc.

Pursuant to an Agreement (the "Share Exchange Agreement") dated as of August 18, 2003 as amended August 25, 2003 and September 8, 2003 between ActionView Advertising Systems, Inc., a British Columbia corporation ("ActionView"), ActionView International Inc. (at that time named Acquisition Media, Inc.) , a Nevada corporation (the “Company”) and the wholly owned subsidiary of the Company, 6216421 Canada Ltd., a Canadian corporation, all of the 1,000,000 outstanding shares of common stock of ActionView were exchanged for 1,000,000 Exchangeable Shares of the Company’s subsidiary, 6126421 Canada Ltd. The Company was the surviving corporation in this acquisition.

The Share Exchange Agreement also called for the issuance of 7,422,675 Exchangeable Shares to the principals of ActionView, Rick Mari and Christopher Stringer in consideration of the sale to 6126421 Canada Ltd. of the intellectual property rights they held as the developers of ActionView’s products. These intellectual property rights are more fully described in Schedule “E” to Exhibit 10.1 attached hereto.

The Exchangeable Shares are exchangeable for shares of the Company on a one for one basis. Until such time as the holders of the Exchangeable Shares wish to exchange their shares for the Company shares, the Company shares are held in trust by a trustee (the “Trustee”) on behalf of all of the Exchangeable Share holders. The terms and conditions of exchange are more fully described in Exhibit 10.1 attached hereto.

The 8,422,675 shares of common stock represented approximately 41.1% of the 20,508,976 issued and outstanding shares of common stock of the Company as of September 23, 2003.

The Share Exchange Agreement was adopted by the unanimous consent of the Board of Directors of the Company on August 25, 2003 and approved by the unanimous consent (evidenced by their signatures on the Share Exchange Agreement) of the stockholders of ActionView.

The closing of the Share Exchange Agreement occurred on September 9, 2003 with the completion of stock issuances to various persons although the Share Exchange Agreement was announced on August 27, 2003. The Share Exchange Agreement was not subject to any conditions.

In preparation for closing, Mr. Rick Stringer and Mr. Christopher Stringer, were appointed as Directors of the Company on August 25, 2003. As a result of the closing, they acquired the rights to vote 26.2% and 13.1% of the issued and outstanding shares of common stock of the Company respectively.

A copy of the Share Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by this reference.

In preparation for the closing of the Share Purchase Agreement, Richard Wilk and Miju Stinson resigned as directors and officers of the Company on August 25, 2003.

Control of the Company:

On September 23, 2003, the Company had 20,508,976 shares of common stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of September 23, 2003 of (1) each person who is known to the Company to own beneficially more than 5% of the Company's outstanding common stock, (2) each of the Company's directors and officers, and (3) all directors and officers of the Company as a group:

Name and Address	Position	Amount of Stock Beneficially Owned	Percentage of Class
Christopher Stringer 3784 Bayridge Avenue West Vancouver, BC V7V 3J2	Director, President and CFO	109,109 common shares 2,574,225 common share voting rights (2)	13.1%
Rick Mari 4329 West 3rd Avenue Vancouver, BC V6R 1M6	Director, Secretaryand CEO	218,216 common shares 5,148,450 common share voting rights (3)	26.2%
CD Farber Law Corporation, in Trust	None	8,422,675 (1)	41.1%
Directors, Officers and 5% stockholders in total (6 Persons)		8,750,000 (4)	42.7% (4)

1.
CD Farber Law Corporation does not own any common stock. It holds, as Trustee, the common shares of the Company which will be delivered to the holders of the Exchangeable Shares upon their exchange for Company Shares.

2.
Of the 2,683,334 common shares attributed to Christopher Stringer, 109,109 are common shares which he owns and which were issued to him in settlement of debts the Company incurred to him. These shares were issued effective September 8, 2003 at a price of $0.30 per share. The remaining 2,574,225 shares are held in trust by the Trustee in the event that Christopher Stringer wishes to exchange his 2,574,225 Exchangeable Shares for them. Christopher Stringer, not the Trustee, has the right to vote these 2,574,225 shares at any meeting of the Company’s shareholders.

3.
Of the 5,366,666 common shares attributed to Rick Mari, 218,216 are common shares which he owns and which were issued to him in settlement of debts the Company incurred to him. These shares were issued effective September 8, 2003 at a price of $0.30 per share. The remaining 5,148,450 shares are held in trust by the Trustee in the event that Rick Mari wishes to exchange his 5,148,450 Exchangeable Shares for them. Rick Mari, not the Trustee, has the right to vote these 5,148,450 shares at any meeting of the Company’s shareholders.

4.
The shares which Rick Mari and Christopher Stringer have the right to vote (but which are held in trust by CD Farber Law Corporation) have been excluded from the total shares and total percentage as they would have been duplicative (they are the same shares).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As used in this current report, the terms “we”, “us”, “our”, “our company”, “the Company” and “the Registrant” mean the Company and its wholly owned subsidiary, 6216421 Canada Ltd., a Canadian incorporation under the Canada Business Corporations Act.

(a) Acquisition of ActionView and the Intellectual Property Rights.

The consideration exchanged pursuant to the Share Exchange Agreement was negotiated between the stockholders of ActionView and the management of The Company.

In evaluating ActionView as a possible acquisition candidate, we used criteria such as management’s estimates of the value of the assets of ActionView (particularly its existing revenues and intellectual property), the anticipated future operations of ActionView, material contracts, quality of management and current operations.

The primary asset acquired under the Share Exchange Agreement was ActionView, a company which engages in the assembly and marketing of a programmable scrolling billboard sign for use in the retail advertising market and the intellectual property rights, acquired from Rick Mari and Christopher Stringer as developers, to ActionView’s product software, tradenames, trademarks and patents pending.

(b) Corporate History of the Company and ActionView:

ActionView International Inc.

ActionView International Inc.., formerly known as Acquisition Media, Inc. (the"Company"), was incorporated on January 26, 1986 as Vantage, Inc., a Nevada corporation.

On November 26, 2001, the Company acquired substantially all of the assets of Inform Online, Inc., a developer of a system that provides advertisements to digital display systems, for 1,000,000 restricted shares of the Company's common stock. Inform Online, Inc. was unable by June 30, 2002, to reach an agreement with a major vendor to supply online advertising, and therefore the November 26, 2001 agreement to acquire all their assets was rescinded effective June 24, 2002. The Company has returned all the assets of Inform Online, Inc. (hardware and equipment, $70,000; computer software, $230,000; and intellectual properties, $250,000) and has cancelled the 1,000,000 restricted shares of common stock (previously issued to Inform Online, Inc.).

By an agreement dated March 25, 2002, the Company agreed to acquire all the issued and outstanding shares of Tele Pacific Communications (Samoa) Inc. from Pacific E-Link Corporation in exchange for 2,500,000 restricted shares of the Company's common stock. Tele Pacific Communications (Samoa) Inc. owns a 75% interest in Chengdu Publicis International Advertising Co. Ltd., a Sino-foreign joint venture advertising agency with offices in Beijing, Shanghai, Chengdu and Guangzhou, China.

As of August 8, 2002, Pacific E-Link Corporation had not provided the Company with two years of audited financial statements for Tele Pacific Communications

(Samoa) Inc. or Chengdu Publicis International Advertising Co. Ltd., nor had it delivered all of the issued and outstanding shares of Tele Pacific Communications (Samoa) Inc.

On August 8, 2002 the Company decided to rescind the March 25, 2002 agreement with Pacific E-Link Corporation for non-performance on their part, and has cancelled the 2,500,000 restricted common shares.

On May 7, 2002 the Company announced that it had entered into an agreement to acquire all of the issued and outstanding shares of J&M Insurance Replacement Centre Ltd. ("IRC") in exchange for the issuance of 4,654,000 restricted common shares to the shareholders of IRC. Upon the completion of due diligence, the Company decided not to proceed with this acquisition.

In August 2002, the Company changed its name from Inform Media Group, Inc. to Acquisition Media, Inc.

On June 25, 2003, the Company announced that it had entered into letter of understanding to acquire all the issued and outstanding shares of ActionView in exchange for the issuance of 8,750,000 common shares to the shareholders of ActionView.

The Company then began due diligence and investigation of the business and affairs of ActionView and prepared to close its acquisition of ActionView.

On August 20, 2003, in preparation for the closing of its acquisition of ActionView, the Company changed its name to ActionView International Inc.

ActionView Advertising Systems, Inc.

ActionView Advertising Systems, Inc. was incorporated on July 6, 1999 as a British Columbia corporation and has, for the previous four years since inception, been engaged in developing its business more fully described below in Products and Technology.

6216421 Canada Ltd.

The Company’s subsidiary, 6216421 Canada Ltd. was incorporated on August 11, 2003 as a Canadian Holding Company which would hold its shares of ActionView Advertising Systems, Inc.

(c) ActionView’s Products and Technology

ActionView Systems Inc. (“ActionView”) engages in the assembly and marketing of a programmable scrolling backlit billboard poster sign (the “ActionView Sign”) for use in the out-of-home (outdoor) advertising market.

We describe the ActionView Sign as a “programmable scrolling backlit billboard poster sign” for the following reasons. It is a poster sign because it is poster sized. It is programmable because you program the advertising to be displayed in it with ActionView’s internally developed and proprietary software. It is a scrolling sign in that it displays one advertisement and then scrolls to the next at whatever interval it is programmed for. It is a backlit sign similar to the backlit public transit shelter advertising signs which are lit from behind to make the advertisement more visible.

The ActionView Sign is capable of displaying up to twelve 4 foot x 6 foot advertisements in the same space that traditional backlit poster billboards use to display one poster. It can accommodate both 120 and 240 volt power and has received its UL rating in the US and its CSA rating in Canada.

Employees

ActionView currently has 2 part-time employees and 3 full-time employees. Of these employees, 2 are engaged in sales and marketing, 2 are engaged in product development and 1 is engaged primarily in administration.

In addition, when needed, ActionView employs independent consultants and contractors.

ActionView anticipates hiring an additional 4 employees in the fiscal year ending December 31, 2003 where revenues and funds permit.

Product Pricing

Information concerning the pricing of the ActionView Sign can be found, in part, on its website and the information found therein is hereby incorporated into this Report on Form 8K.

Each ActionView Sign has an installed final cost of approximately $4,500 which must be absorbed by the Company, in the case of signs which are installed by the Company in retailers’ point of purchase areas, for which ActionView then markets advertising space, or by franchisees and other customers who purchase ActionView Signs outright.

In the case of ActionView Signs which retailers wish to rent for their own point of purchase areas, the Company intends to develop rental pricing and permit these retailers to rent or lease ActionView Signs.

The price range for advertising space on an ActionView Sign varies between approximately $250 - $350 per month per poster per sign. Exact pricing depends upon a number of variables such as the traffic in the point of purchase or other area. Pricing is also negotiated between advertisers and ActionView on an individual basis and, therefore, only a range of prices can be given.

Intellectual Property

The Company owns the intellectual property rights to the ActionView Sign through 6216421 Canada Ltd. ActionView does not directly own the intellectual property rights to the ActionView Sign.

The intellectual property rights were purchased by 6216421 Canada Ltd. directly from other parties under the terms of the Share Exchange Agreement and will be licensed to ActionView under the terms of a License Agreement, the form of which has not yet been drafted. Under the terms of the License Agreement, ActionView will have the right to sub-license these rights.

ActionView has applied for trademark rights in the United States and Canada for the tradename “ActionView”. The initial application was filed in Canada and it is expected that a response should be received within 18 months. The trademark “ActionView” is on the primary register in the United States as is the phrase “ActionView: we leave the competition standing still”.

ActionView has applied for the following US patents:

Pending Application No. 09/90652: Display Sign End Controller

Pending Application No. 09/528812: System and Method of Cross-Selling Advertising

The second patent pending application has also been made in Canada under the Canadian patent pending number 2341053.

Research and Development

We do not anticipate incurring any significant expenditures on research and development for the next 12 months other than salaries and consulting payments for the two employees engaged in research and development.

The Company is building a prototype of a new and larger sign and anticipates that the expenditures for building this prototype will be approximately $200,000 over the next 12 months.

If the Company identifies a market or customers for a custom built or a sign with specifications other than those the ActionView Sign currently has, it may choose to pursue research and development of such custom built or signs with alternate specifications.

Markets

The out-of-home advertising market consists of many segments including advertising on billboards, in various media (television and print), roadway signs and various displays in varied places.

ActionView intends to target its ActionView Signs for installation in large retail, commercial, hospitality or other chain corporations and share revenues with the “host” corporations.

Reliable quantification of the potential size of this target market is difficult.

However, in 1999 the “Out-Of-Home” advertising segment of the advertising market (a category traditionally defined primarily as billboard and roadway signs but now including displays in shopping malls, airports, commercial buildings, stadiums, theatres and supermarkets) was approximately US$4.5 billion. In 2000, this was estimated to increase to US$5.1 billion and growth has been forecast at a rate of 9.6% per annum from 2001 to the end of 2004. (Source: Outdoor Advertising Association of America and 2000 Veronis Suhler Communications Industry Forecast). The Outdoor Advertising Association of America has a slightly lower estimate of growth in out-of-home advertising: 8.7% annually to 2004.

The Canadian out-of-home market appears to be very similar to the US market, but is about one-tenth the size, according to the Outdoor Advertising Association of Canada (OAAC).

The “Out-Of-Home” advertising segment has been growing for a number of reasons including: -the realization that you can deliver advertising to persons across advertising target segments; -advances in sign technology which permit ever more effective displays; -advances in print technology which deliver dynamic signs in an ever shorter time frame.

Marketing Strategy:

ActionView intends to market the ActionView Sign primarily through building a network of “host” comanys. By “host” companies we mean companies that allow installation of an ActionView Sign on their premises, close to a point of purchase, and then share in the revenue received from that sign.

ActionView also intends to build a franchise network. Because franchisees tend to have stronger commitment to their businesses than employees, the Company believes that franchisees will foster and maintain closer relationships with mall managers, regional advertisers and local community advertisers, providing focused service to ActionView’s target market.

The franchise system operates such that the franchisees rent the signs from ActionView as opposed to purchasing them This results in a lower up front cost to the franchisee, making an ActionView franchise more affordable. This rental approach is also beneficial to ActionView as it provides the Company with an ongoing rental revenue stream that continues to grow as the franchise network grows.

ActionView may also pursue direct sales of ActionView Signs to end-users.

We may seek, if opportunities present themselves, to develop international business through the granting of licensing and distribution rights to foreign companies.

Competitors

ActionView competes with a variety of other companies providing advertising space or services.

However, ActionView is the only company presently marketing a scrolling poster billboard capable of carrying thirteen (13) poster sized images at one time. In this sense, ActionView has no direct competitors.

The outdoor advertising segment is highly competitive and is becoming more concentrated. The top three advertising companies in the world, Clear Channel Group, Infinity (Viacom) Inc. and the JCDecaux Group had a 9% market share in 1996 and a 30% market share in 2000 with consolidation and acquisition of companies taking place in the industry.

In Canada, the Out-Of-Home advertising segment is even more highly concentrated with Pattison Outdoor Inc. accounting for close to 47% of the outdoor market segment according to the Canadian Outdoor Advertising Association.

ActionView is a small player in this market at this time and there is the risk that a large or national player will attempt to focus on the point of purchase niche ActionView is pursuing. If this were to occur, ActionView would face competition from a company with significantly greater resources, particularly financial resources and manpower, than ActionView itself has.

Competitive Advantages of ActionView:

ActionView hopes that targeting local and regional advertisers, advertisers that are not typically the focus of the dominant companies in the segment in the US and Canada, will provide it with a growing market niche and a customer base for its ActionView Signs.

The ActionView signs have the following features which are not typically found on other scrolling billboards: they are portable, the software allows the scrolling speed to be programmable, individual ad exposure time is programmable, all poster types are acceptable and they permit up to 12 ads to be displayed on one unit.

Additional competitive advantages of ActionView include the following:

-advertising customers may prefer us as an advertising medium because, if we are installed in “host” companies, their advertising is physically close to the point at which a consumer makes a purchase decision (eg. an advertisement for a chocolate bar close to the cash register at a food store is likely to have more impact than an advertisement in a magazine at home); -the advertising medium represented by the ActionView Sign is affordable compared to other competitive out-of-home advertising methods; -the ActionView Sign displays are backlit and can be a versatile range of quality bright colours, providing advertising customers with a visible advertising medium; -the ActionView Sign, because it will be installed in “host” companies that attract certain demographics and customer types, may be more useful to advertising customers who wish to target certain demographics (eg. advertisers wanting to reach an audience of preteens would be more interested in an advertising opportunity outside of a toy store).

Risk Factors Associated with our Business:

The following risks should be considered carefully. Our business, financial condition and results of operations could be materially and adversely affected by any of the following risks:

-	We may be unable to protect our intellectual property rights or 6216421 Canada Ltd. or ActionView may be unable to protect their intellectual property rights;
-	If we are unable to attract new franchisees to establish distribution for our products, we will be unable to generate significant revenues;
-	We might not be able to handle a rapidly expanding operation and various problems associated with this (such as installations, timing and amount of capital expenditures and other problems);
-	We are very dependent on our key personnel and management and have no non-competition agreements in place with them;

-
We are going to need significant cash flow to develop an inventory of ActionView Signs to install in “host” companies and generate revenue. If this cash flow, through equity financing or debt financing, is not available to us, we will be unable to generate significant revenues.

(e) Our Operating History

Our limited operating history makes the prediction of future results difficult or impossible. Furthermore, our limited operating history leads us to believe that period-to-period comparisons of our operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance.

We intend, when filing an amended Report on Form 8K/A including pro-forma financial statements of the Company consolidated with its acquired subsidiary, ActionView, to provide more detailed financial information about past operations of ActionView.

While we could provide financial information about the past operations of the Company, this would be of little use to readers as it is unrelated to the present business of the Company.

(f) Future Plan of Operation

ActionView intends to continue to pursue its business and competitive strategy outlined above and will concentrate, for the remainder of the fiscal year ending June 30, 2004, on expansion of point of purchase placement of ActionView Signs with a secondary emphasis on expanding franchise distribution and attracting franchisees.

ActionView’s plan of operation for the fiscal year ending June 30, 2004 anticipates an increase in employees to 9 people, representing the hiring of 4 additional persons, to expand the Company’s sales, product development and operations. In particular, the Company’s customer service capabilities will have to be expanded with the addition of these people.

The Company is moving to expanded offices as of September 30, 2003 and expects that it will, at least to the fiscal year ending June 30, 2004, maintain these offices which have some additional office space for expansion.

Operating costs, particularly those costs associated with administrative overhead, are expected to increase as a result of the planned hirings outlined above.

(g) Description Of Property

The Company currently does not have any material physical property other than its office equipment and some computer hardware.

Upon completion of audit and pro-forma financial statements detailing the property of ActionView, and upon filing of the amended Report on Form 8K/A containing these pro-forma financial statements, the property of ActionView will be more completely detailed.

(i) The Company’s Directors, Executive Officers, Promoters and Control Persons

The following persons are the directors, executive officers, promoters and control persons of The Company:

Name	Position	Term of Office*1*2
Rick Mari	Director, Secretary and CEO	Expires at next shareholders’ meeting
Christopher Stringer	Director, President and CFO	Expires at next shareholders’ meeting

1.
Directors, whether appointed at a meeting of stockholders or by the remaining directors, are appointed until the next annual meeting of stockholders. As the Company does not, at this time, have a meeting of shareholders’ scheduled for any date, it cannot be said what the exact date will be for the expiry of these directors’ terms.

2.	The President, Secretary and Treasurer do not have a set term of office. They serve at the pleasure of the Directors and can be removed at any time by the Directors.

Christopher Stringer, President, CFO and Director

Christopher Stringer, age 60. Mr. Stringer has been employed by ActionView Advertising Systems, Inc. for the last four years and is one of its founders. Prior to that, he was a self-employed franchise management consultant.

Rick Mari, CEO, Secretary and Director

Rick Mari, age 50. Mr. Mari has been employed as President of ActionView Advertising Systems, Inc for the last four years and is one of its founders. Prior to that, he was employed by Productive Electronic Marketing Inc., a company which developed electronic advertising and signage products.

(j) Executive Compensation

Summary Compensation Table

Name and principal position	Year	Annual Compensation			Long-term compensation
		Salary ($)	Bonus ($)	Other annual compen- sation ($)	Awards		Payouts
					Restricted stock award(s) ($)	Securities underlying options/ SARs (#)	LTIP payouts ($)	All other compen- sation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Rick Mari, CEO, Secretary, Director	2002 2001	0 0	-- --	-- --	-- --	-- --	-- --	-- --
Christopher Stringer CFO, President, Director	2002 2001	0 0	-- --	-- --	-- --	-- --	-- --	-- --

Neither Rick Mari nor Christopher Stringer has received any salary or other form of compensation from ActionView in the previous two years.

Other than as stated below, there is no known relationship between any of the Directors and Control persons with major clients or providers of essential products and technology, nor are there any known related transactions.

On August 25, 2003, Christopher Stringer entered into an agreement with the Company to settle a total of Cdn $45,727.33 owed to him by the Company by way of issuance of 109,109 common shares of the Company. These shares were issued at US$0.30 per share.

On August 25, 2003, Rick Mari entered into an agreement with the Company to settle a total of Cdn $91,454.67 owed to him by the Company by way of issuance of 218,216 common shares of the Company. These shares were issued at US$0.30 per share.

(k) Description Of Securities.

The Company is authorized to issue 75,000,000 shares of the common stock of which 20,508,976 shares of common stock were issued and outstanding as of September 23, 2003. Each outstanding share of the common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

The holders of the common stock (i) have equal rights to dividends from funds legally available therefore, when, and if, declared by our the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to the holders of the common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

The holders of the common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares of common stock, voting for the election of directors, can elect all directors of The Company if they so choose and, in such event, the holders of the remaining shares of common stock will not be able to elect any of the directors.

(l) Litigation

The Company and its subsidiaries, ActionView and 6216421 Canada Ltd., are not party to any litigation and have no knowledge of any threatened or pending litigation against the Company.

(m) Market For The Company’s Securities

Shares of the Company’s common stock are posted for trading on the NASD’s OTCBB.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

Successor Issuer Election

Upon closing of the Share Purchase Agreement on September 9, 2003, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, The Company elects, should that election be necessary, to remain an issuer for reporting purposes under the Securities Exchange Act of 1934 (the "Exchange Act") and will continue to report under the Exchange Act.

ITEM 6. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

In contemplation of the acquisition of ActionView, Richard Wilk and Miju Stinson resigned as Directors and Officers of the Company and appointed the principals of ActionView, Rick Mari and Christopher Stringer, in their places.

No disagreement existed between the Company and the resigning directors on any matter relating to the Company’s operations, policies or practices. No letter or other form of communication was received from the resigning directors indicating there was a disagreement between them and the Company relating to the Company’s operations, policies or practices.

ITEM 7. FINANCIAL STATEMENTS

The Company anticipates filing the required form of financial statements concerning its acquisition within the 60 day period permitted. The financial statements will be filed as Item 7 to an amended report on Form 8K/A.

ITEM 8. CHANGE IN FISCAL YEAR

As a result of its acquisition of ActionView Advertising Inc., which has a fiscal year end of June 30, the Company has adopted a fiscal year end of June 30. This is a change from its previous fiscal year end of December 31.

ITEM 9. REGULATION FD DISCLOSURE

Not applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

Not applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Note applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Not applicable.

EXHIBITS

3.1	Articles of Incorporation, as amended, (incorporated by reference to Exhibit 3.2 of the Annual Return on Form 10KSB filed for the year ended December 31, 1997)

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Annual Return on Form 10KSB filed for the year ended December 31, 1997)

10.1	Share Exchange Agreement and Schedules dated August 18, 2003 as amended August 25, 2003.

10.2	Amendment to Share Exchange Agreement dated September 8, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ActionView International Inc.

By:	/s/ Rick Mari

Rick Mari, Director

Dated effective: September 23, 2003